Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Rigetti Computing, Inc.

Berkeley, CA

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 2022, except for the effects of the recapitalization described in Note 1, as to which the date is May 24, 2022, relating to the consolidated financial statements of Rigetti Computing, Inc. appearing in the Company’s Form 8-K filed May 25, 2022.

/s/ BDO USA, LLP

Spokane, WA

June 15, 2022